UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2011 (February 2, 2011)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Indenture for 6.875% Senior Notes due 2014

On February 2, 2011, Inergy, L.P. (the “Partnership”) announced that it had accepted for purchase and payment (the “2014 Notes Initial Settlement”) all of the approximately 92.8% of the $425 million in aggregate principal amount of its 6.875% Senior Notes due 2014 (CUSIP No. 45661TAB7) (the “2014 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on February 1, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on January 19, 2011. In addition, on February 2, 2011, payment for the 2014 Notes pursuant to the 2014 Notes Initial Settlement was made. The tender offer for the 2014 Notes will expire at 8:00 a.m., New York City time, on February 16, 2011, unless extended by the Partnership in its sole discretion.

On February 2, 2011, following receipt of the requisite consents of the holders of the 2014 Notes, the Partnership entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”), by and among the Partnership, its wholly owned subsidiary Inergy Finance Corp. (“Finance Corp” and, together with the Partnership, the “Issuers”), the guarantors named therein and U.S. Bank National Association (the “Trustee”), to the Indenture, dated as of December 22, 2004, by and among the Partnership, Finance Corp, the guarantors named therein and the Trustee, as amended (the “2014 Notes Indenture”). The Second Supplemental Indenture eliminates most of the covenants and certain default provisions in the 2014 Notes Indenture. The Second Supplemental Indenture became operative upon the purchase by the Partnership of a majority of the outstanding 2014 Notes pursuant to its tender offer and consent solicitation for such notes.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Supplemental Indenture for 8.25% Senior Notes due 2016

On February 2, 2011, the Partnership also announced that it had accepted for purchase and payment (the “2016 Notes Initial Settlement”) all of the approximately 91.3% of the $400 million in aggregate principal amount of its 8.25% Senior Notes due 2016 (CUSIP No. 45661TAD3) (the “2016 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on February 1, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on January 19, 2011. In addition, on February 2, 2011, payment for the 2016 Notes pursuant to the 2016 Notes Initial Settlement was made. The tender offer for the 2016 Notes will expire at 8:00 a.m., New York City time, on February 16, 2011, unless extended by the Partnership in its sole discretion.

On February 2, 2011, following receipt of the requisite consents of the holders of the 2016 Notes, the Partnership entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”), by and among the Partnership, Finance Corp, the guarantors named therein and the Trustee, to the Indenture, dated as of January 17, 2006, by and among the Partnership, Finance Corp, the guarantors named therein and the Trustee, as amended (the “2016 Notes Indenture”). The Third Supplemental Indenture eliminates most of the covenants and certain default provisions in the 2016 Notes Indenture. The Third Supplemental Indenture became operative upon the purchase by the Partnership of a majority of the outstanding 2016 Notes pursuant to its tender offer and consent solicitation for such notes.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture for 6.875% Senior Notes due 2021

On February 2, 2011, the Issuers issued and sold $750 million in aggregate principal amount of their 6.875% Senior Notes due 2021 (the “2021 Notes”) pursuant to the Purchase Agreement, dated January 19, 2011 (the “Purchase Agreement”), between the Issuers, the guarantors named therein (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Raymond James & Associates, Inc. and SunTrust Robinson Humphrey, Inc. (collectively, the “Initial Purchasers”). The Partnership filed a copy of the Purchase Agreement as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership on January 20, 2011.

The Issuers issued the 2021 Notes pursuant to an indenture, dated February 2, 2011 (the “2021 Notes Indenture”), between the Issuers, the Guarantors and the Trustee. The 2021 Notes will mature on August 1, 2021. Interest on the 2021 Notes is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2011. The 2021 Notes are guaranteed on a senior unsecured basis by substantially all of the Partnership’s existing domestic subsidiaries and certain of the Partnership’s future subsidiaries.

At any time prior to August 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2021 Notes issued under the 2021 Notes Indenture at a redemption price of 106.875% of the principal amount of the 2021 Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. On and after August 1, 2016, the Issuers may redeem all or a part of the 2021 Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 103.438% for the twelve-month period beginning on August 1, 2016; (ii) 102.292% for the twelve-month period beginning on August 1, 2017; (iii) 101.146% for the twelve-month period beginning on August 1, 2018 and (iv) 100.000% for the twelve-month period beginning on August 1, 2019 and at any time thereafter, plus accrued and unpaid interest.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. At any time when the 2021 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the 2021 Notes Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the 2021 Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2021 Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation, sale of assets or change of control; (iv) failure by the Partnership for 90 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”); (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the 2021 Notes Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the 2021 Notes Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee of the 2021 Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the 2021 Notes Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Issuer, any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding 2021 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately.

The foregoing description of the 2021 Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the 2021 Notes Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the 2021 Notes does not purport to be complete and is qualified in its entirety by reference to the 2021 Notes Indenture and the form of 2021 Notes, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership on January 20, 2011.

Registration Rights Agreement

On February 2, 2011, the Issuers and the Guarantors entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”) that provides holders of the 2021 Notes certain rights relating to registration of the 2021 Notes under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will use commercially reasonable efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the 2021 Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use commercially reasonable efforts to cause the exchange offer registration statement to become effective and remain effective until 180 days after the closing of the exchange. Additionally, the Issuers and the Guarantors have agreed to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use commercially reasonable efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the 2021 Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date 360 days after the issuance of the 2021 Notes, the annual interest rate borne by the 2021 Notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Credit Agreement

On February 2, 2011, the Partnership entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, which amends and restates the Partnership’s existing credit agreement, dated as of November 24, 2009 (the “Prior Credit Agreement”). The Amended Credit Agreement adds a new $300 million term loan facility, maturing on February 2, 2015, to the Partnership’s existing $75 million revolving working capital credit facility and $450 million revolving general partnership credit facility, each maturing on November 22, 2013. Like the Prior Credit Agreement, the Amended Credit Agreement is secured by a first priority lien on substantially all of the assets of the Partnership and its domestic subsidiaries and the pledge of all of the equity interests or membership interests in the Partnership’s domestic subsidiaries. In addition, the Amended Credit Agreement is guaranteed by substantially all of the Partnership’s domestic subsidiaries. The $450 million revolving general partnership credit facility under the Amended Credit Agreement includes an accordion option feature that allows the Partnership to expand the facility by an additional $100 million, subject to additional commitments.

Under the Amended Credit Agreement, the Partnership is required to reduce the principal outstanding under the revolving working capital credit facility to $10.0 million or less for a minimum of 30 consecutive days during the period commencing March 1 and ending September 30. The Partnership will also pay a fee based on the average daily unused commitments under the Amended Credit Agreement.

All borrowings under the revolving working capital credit facility and the revolving general partnership credit facility will bear interest, at the Partnership’s option, subject to certain limitations, at a rate equal to the following:

•

the alternate base rate, which is defined as the higher of (i) the federal funds rate plus 0.50%; (ii) JPMorgan Chase Bank, N.A.’s prime rate; or (iii) the adjusted LIBOR plus 1%; plus a margin varying from 1.50% to 2.75%; or

•	the adjusted LIBOR, plus a margin varying from 2.50% to 3.75%.

Borrowings under the term loan facility will bear interest at the alternate base rate or the adjusted LIBOR, at the Partnership’s option, plus an applicable margin. The applicable margin, depending on the Partnership’s total leverage ratio, varies (i) in the case of adjusted LIBOR loans, from 2.0% to 3.25% or (ii) in the case of alternate base rate loans, from 1.0% to 2.25%.

The Amended Credit Agreement contains several covenants which, among other things, require the maintenance of various financial performance ratios, restrict the payment of distributions to unitholders and require financial reports to be submitted periodically to the financial institutions. Under the Amended Credit Agreement, the Partnership is not permitted to maintain (i) a Total Leverage Ratio (as defined in the Amended Credit Agreement) of greater than (A) 5.25 to 1.0 in the case of any fiscal quarter ending on or before September 30, 2011 or (B) 4.75 to 1.0 in the case of any fiscal quarter ending after September 30, 2011 (or, in the case of the first two fiscal quarters immediately following an Acquisition (as defined in the Amended Credit Agreement) with a purchase price in excess of $150,000,000, 5.25 to 1.00), (ii) a Senior Secured Leverage Ratio (as defined in the Amended Credit Agreement) of greater than 3.0 to 1.0 or (iii) an Interest Coverage Ratio (as defined in the Amended Credit Agreement) of less than 2.5 to 1.0.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On February 2, 2011, the Partnership issued a press release announcing the receipt of the requisite consents with respect to its tender offers and consent solicitations for its 2014 Notes and 2016 Notes and the results to date with respect to its tender offer for its 8.75% Senior Notes due 2015. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of February 2, 2011, to the Indenture, dated as of December 22, 2004, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.2	Third Supplemental Indenture, dated as of February 2, 2011, to the Indenture, dated as of January 17, 2006, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.3	Indenture, dated as of February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.4	Form of 6.875% Senior Notes due 2021.

4.5	Registration Rights Agreement, dated February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein relating to the 6.875% Senior Notes due 2021.

10.1	Amendment and Restatement Agreement, dated as of February 2, 2011, among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, under that certain Amended and Restated Credit Agreement, dated as of November 24, 2009, among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release dated February 2, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: February 3, 2011	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of February 2, 2011, to the Indenture, dated as of December 22, 2004, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.2	Third Supplemental Indenture, dated as of February 2, 2011, to the Indenture, dated as of January 17, 2006, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.3	Indenture, dated as of February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.4	Form of 6.875% Senior Notes due 2021.

4.5	Registration Rights Agreement, dated February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein relating to the 6.875% Senior Notes due 2021.

10.1	Amendment and Restatement Agreement, dated as of February 2, 2011, among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, under that certain Amended and Restated Credit Agreement, dated as of November 24, 2009, among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release dated February 2, 2011.